UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): January 3, 2007

PROVIDENT FINANCIAL HOLDINGS, INC.
(Exact name of registrant as specified in its charter)
Delaware	000-28304	33-0704889
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

3756 Central Avenue, Riverside, California	92506
(Address of principal executive offices)	(Zip Code)

Registrant's telephone number, including area code: (951) 686-6060
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions.

[ ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

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Item 8.01 Other Events

        Provident Savings Bank, FSB, the wholly-owned subsidiary of Provident Financial Holdings, Inc., announced the opening of its newest Retail Banking Center located at 3312 La Sierra Avenue, Suite 105 in Riverside, California. The news release announcing the opening is attached as Exhibit 99.1 and incorporated by reference herein.

Item 9.01 Financial Statements and Exhibits

        (c)            Exhibits

        99.1         News Release on the opening of the La Sierra Retail Banking Center dated January 3, 2007.

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SIGNATURES

        Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: January 3, 2007

PROVIDENT FINANCIAL HOLDINGS, INC.

/s/ Donavon P. Ternes
Donavon P. Ternes
Chief Financial Officer
(Principal Financial and Accounting Officer)

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EXHIBIT 99.1

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3756 Central Avenue                                               NEWS RELEASE
Riverside, CA 92506
(951) 686-6060

Provident Bank Announces
Opening of Retail Banking Center in La Sierra

        Riverside, CA - January 3, 2007 - Provident Savings Bank, FSB ("Bank"), a subsidiary of Provident Financial Holdings, Inc. ("Company"), (NASDAQ GSM: PROV), today announced the opening of its newest Retail Banking Center located at 3312 La Sierra Avenue, Suite 105 in the La Sierra area of Riverside, California. La Sierra branch manager and Riverside resident, Jennifer Lynch invites everyone to come out and visit the new office.

        The Grand Opening/Ribbon Cutting celebration will be held on Saturday, February 24, 2007 from 11:00 a.m. to 2:00 p.m. and promises to be a family affair. Representatives from the Riverside Police Department will be fingerprinting kids at the event as part of their FREE Kid's Identification Program.

        The Bank's "Swipe and Win" advertising campaign is scheduled to kick off on Monday, January 15, 2007, with a grand prize of one thousand dollars. Several iPod® Shuffle™ digital players, Ralphs Gift Cards, along with other great prizes round out the contest give-aways. "We're very excited about this grand opening promotion," stated Craig G. Blunden, Chairman, President and CEO. "I'm looking forward to handing over a one thousand dollar check to the winner," he adds. The "Swipe and Win" contest period will run through Saturday, March 31, 2007. Game cards can be picked up at the La Sierra

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branch location. In addition to the contest, new customers will receive premium rates on Certificates of Deposit and Money Market Accounts. Call (951) 353-9897 for current rate information.

        Provident Savings Bank, FSB is a community-oriented, federally chartered, full-service retail bank with assets of approximately $1.7 billion. Headquartered in Riverside, California, the Bank currently operates 13 retail/business banking offices and 14 Provident Bank Mortgage loan production offices located primarily in Southern California. Additional information about the Bank can be found on the Internet at www.myprovident.com, through our Corporate Call Center at 1-800-442-5201 or by visiting one of our branches.

*iPod and Apple are registered trademarks of Apple Computers, Inc. Shuffle is a trademark of Apple Computers, Inc. Apple is not a participant or sponsor of this promotion.

Safe-Harbor Statement

Certain matters in this Press Release constitute forward looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. These forward looking statements relate to, among others, expectations of the business environment in which the Company operates, projections of future performance, perceived opportunities in the market, potential future credit experience, and statements regarding the Company's mission and vision. These forward looking statements are based upon current management expectations, and may, therefore, involve risks and uncertainties. The Company's actual results, performance, or achievements may differ materially from those suggested, expressed, or implied by forward looking statements due to a wide range of factors including, but not limited to, the general business environment, interest rates, the California real estate market, competitive conditions between banks and non-bank financial services providers, regulatory changes, and other risks detailed in the Company's reports filed with the Securities and Exchange Commission, including the Annual Report on Form 10-K for the fiscal year ended June 30, 2006. Forward looking statements are effective only as of the date that they are made and Provident Financial Holdings, Inc. assumes no obligation to update this information.

Contacts:             Craig G. Blunden                              Donavon P. Ternes
                           Chairman, President & CEO             Chief Financial Officer

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